                                                                      EXHIBIT 21

                                                                  STATE OR
                                                                   OTHER
                                                                JURISDICTION
                      SUBSIDIARIES AND                            IN WHICH
                  AFFILIATES OF MAPCO INC.                      INCORPORATED
                  ------------------------                      ------------
MAPCO Alaska Inc............................................    Alaska
MAPCO Alaska Petroleum Inc..................................    Alaska
MAPCO Ammonia Pipeline Inc..................................    Delaware
MAPCO Equities Inc..........................................    Delaware
MAPCO Canada Inc............................................    Alberta
MAPCO Canada Energy Inc.....................................    Canada
MAPCO Energy L.L.C..........................................    Delaware
MAPCO Express Inc...........................................    Alaska
MAPCO Fertilizer Inc........................................    Delaware
MAPCO Gas Inc...............................................    Delaware
MAPCO Impressions Inc.......................................    Oklahoma
MAPCO Inc...................................................    Nevada
MAPCO Indonesia Inc.........................................    Delaware
MAPCO International Inc.....................................    Delaware
MAPCO Minerals Corporation..................................    Delaware
MAPCO Natural Gas Liquids Inc...............................    Delaware
MAPCO Oil & Gas Company.....................................    Delaware
MAPCO Petroleum Inc.........................................    Delaware
MAPCO Petroleum Pipeline Systems, Inc.......................    Delaware
MAPCO Purchasing Company....................................    Delaware
Alaska Blimpie Co-op, Inc...................................    Delaware
Ark City Tank Storage Company(1)............................    Arkansas
Denali Pipeline Company.....................................    Alaska
Gas Supply, L.L.C...........................................    Delaware
InfiNet Solutions, L.L.C....................................    Delaware
Juarez Pipeline Company.....................................    Delaware
LEXAS OIL, L.L.C.(1)........................................    Oklahoma
Mid-America Pipeline Company................................    Delaware
Nationwide Direct Fuel Network, L.L.C.......................    Oklahoma
Rio Grande Pipeline Company, PT(3)..........................    Texas
Seminole Pipeline Company(2)................................    Delaware
Thermogas Company...........................................    Delaware
Valley Towing Service, Inc..................................    Tennessee

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(1) 50% stock ownership by MAPCO Petroleum Inc.

(2) A consolidated affiliate with 80% ownership effective as of 1/91.

(3) 45% stock ownership by Juarez Pipeline Company.